NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 29, 2001
TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pure World, Inc. (the "Company") will be held on Monday, October 29, 2001 at 8:30 a.m., local time, at The Olde Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920 for the purpose of considering and acting upon the following matters:

     1. To elect three directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

     Only stockholders of record at the close of business on September 10, 2001, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company's offices at 376 Main Street, Bedminster, New Jersey 07921, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person, however, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. If you attend the Annual Meeting, you may vote in person even though you returned a Proxy.

                                        By Order of the Board of Directors


                                        /s/ Paul O. Koether
                                        -------------------------------------
                                        Paul O. Koether
                                        Chairman

Date: September 24, 2001

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed Proxy as promptly as possible and return it in the enclosed envelope.

                                PURE WORLD, INC.
                                 376 MAIN STREET
                                   P.O. BOX 74
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-9220
                            ------------------------

                     PROXY STATEMENT FOR THE ANNUAL MEETING

                                OCTOBER 29, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement is being furnished to the stockholders of Pure World, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies, in the form enclosed, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, October 29, 2001, at 8:30 a.m. at The Olde Mill Inn, 225 Route 202, Basking Ridge, New Jersey 07920, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (908) 234-9220.

     These proxy solicitation materials are first being mailed on or about September 24, 2001 to all stockholders entitled to vote at the meeting.

Voting Rights and Solicitation of Proxies

     Only stockholders of record at the close of business on September 10, 2001 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 8,254,455 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.

     Holders of Common Stock are entitled to one vote, in person or by proxy, for each share of Common Stock owned on the Record Date.

     Valid proxies will be voted in accordance with the instructions indicated thereon. In the absence of contrary instructions, shares represented by valid proxies will be voted FOR the proposal to elect as directors the three nominees listed under the caption "Election of Directors". No other business is expected to come before the Annual Meeting but should any other matter requiring a vote of stockholders properly arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matter.

     Execution of the enclosed proxy card will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering a written revocation or a new proxy bearing a later date to the Secretary of the Company, 376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute revocation of a proxy.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect.

                              ELECTION OF DIRECTORS

Nominees

     At the Annual Meeting, three directors are to be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of each nominee named below (each a "Nominee"). Each Nominee has consented to serve as a director if elected. It is not expected that any Nominee will be unable to serve, but, in the event that any Nominee should be unable to serve, the shares represented by the enclosed proxy card will be voted for a substitute candidate selected by the Board of Directors.

     Certain information regarding each Nominee is set forth below.

                                      Position and Office          Director
Name of Nominee        Age         Presently Held with Company      Since
---------------        ---         ---------------------------     --------

Paul O. Koether        65          Chairman and Director             1988
                                   of the Company and of
                                   Pure World Botanicals, Inc.

Alfredo Mena           48          Director of the Company           1992

William Mahomes        54          Director of the Company           1993

     Paul O. Koether is the husband of Natalie I. Koether, President of the Company and Pure World Botanicals, Inc., ("PWBI") a wholly-owned subsidiary of the Company. Information concerning each nominee's business history and experience is set forth below.

     Paul O. Koether is principally engaged in the following: (i) the Company, as Chairman since April 1988, President from April 1989 to February 1997, a director since March 1988, and for more than five years as the Chairman and President of Sun Equities Corporation ("Sun"), a private, closely-held corporation which is the Company's principal stockholder; (ii) as Chairman of PWBI, since January 1995 and as a director since December 1994; (iii) as Chairman and director since July 1987 and President since October 1990 of Kent Financial Services, Inc. ("Kent") which engages in various financial services, including the operation of a retail brokerage business through its wholly-owned subsidiary, T. R. Winston & Company, Inc. ("Winston") and the general partner since 1990 of Shamrock Associates, an investment partnership which is the principal stockholder of Kent; (iv) various positions with affiliates of Kent, including Chairman since 1990 and a registered representative since 1989 of Winston; (v) from July 1992 to January 2000, Chairman of Golf Rounds.com, Inc. ("Golf Rounds"), which operates internet golf and skiing sites; and (vi) since September 1998 as a director and Chairman of Cortech, Inc., ("Cortech"), a biopharmaceutical company.

     Alfredo Mena. Since 1976, Mr. Mena has been president of Alimentos de El Salvador S.A. de C.V., having previously served as Director and General Manager. The Company is engaged in coffee growing, processing and exporting. From October 1995 until June 1997, he served as Presidential Commissioner for the
Modernization of the Public Sector, in charge of its decentralization, debureaucratization, deregulation, and privatization. Mr. Mena is a citizen of El Salvador.

     William  Mahomes,   Jr.  In  March  1997,  Mr.  Mahomes  formed  Mahomes  &
Associates, a Professional Corporation, involved in the practice of law, specializing in mediation of real estate and commercial transactions. From 1994 to March 1997, Mr. Mahomes was a Senior Shareholder of the law firm of Locke Purnell Rain Harrell. From 1990 to 1994 he was an international partner in the Dallas office of Baker & McKenzie. Mr. Mahomes currently serves as a director of a variety of organizations, including The Salvation Army Adisory Board of Dallas, the Texas Pension Review Board, The Pegasus Charter School and the Texas Affiliate Board of Healthcare Service Corporation, formerly known as Blue Cross and Blue Shield of Texas.

Board Meetings and Committees

     The Board held five meetings during the fiscal year ended December 31, 2000 and otherwise acted by written consent. The Board has two standing committees, the Audit Committee, which reviews the Company's internal controls, accounting practices and procedures and results of operations and the Compensation Committee. The Compensation Committee, which consists of Directors Mahomes and Mena, did not meet during the current fiscal year. The Audit Committee met four times since December 31, 1999 with all members present. Directors Mahomes and Mena currently serve as members of the Audit Committee. Prior to August, 2001, the Audit Committee consisted of Director Mark Jaindl and Director Mahomes.

Directors' Fees

     Each director who is not an employee of the Company receives a fee of $1,800 plus expenses for attending each meeting of the Board or a committee meeting. Aggregate directors' fees in fiscal 2000 were approximately $47,000.

                              BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors,
  Nominees and Certain Stockholders

     The following table sets forth the beneficial ownership of Common Stock of the Company as of August 31, 2001, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director and nominee and by all current directors, nominees and officers as a group:

                                    Number of Shares              Approximate
Name and Address                     of Common Stock                Percent
of Beneficial Owner                 Beneficially Owned (1)         of Class
-------------------                 ------------------          ---------------

Paul O. Koether
  211 Pennbrook Road
  Far Hills, NJ 07931                  3,390,965(2)                  37.83%

Natalie I. Koether
  211 Pennbrook Road
  Far Hills, NJ 07931                  3,390,965(3)                  37.83%

Sun Equities Corporation
  376 Main Street
  Bedminster, NJ 07921                 2,457,725                     29.77%

Mark W. Jaindl
  3150 Coffeetown Road
  Orefield, PA 18069                     239,382(4)                   2.65%

William Mahomes, Jr.
  900 Jackson Street
  Suite 540
  Dallas, TX 75202                        11,000                          *

Alfredo Mena
  P. O. Box 520656
  Miami, FL 33152                         18,700                          *

Voldemar Madis
  375 Huyler Street
  South Hackensack, NJ 07606             124,070                          *

Dr. Qun Yi Zheng
  375 Huyler Street
  South Hackensack, NJ 07606              71,500                          *

Dimensional Fund Advisors, Inc.
  1299 Ocean Ave, 11th Floor
  Santa Monica, CA 90401                 547,190(5)                   6.63%

Donald G. Drapkin
 35 East 62nd Street
 New York, NY 10021                      749,000(6)                   9.07%

All directors and
  officers as a group
    (9 persons)                        3,922,307(7)                  43.38%

----------------------------
* Represents less than one percent.

(1) The beneficial owner has both sole voting and sole investment powers with respect to these shares except as set forth in this footnote or in other footnotes below.Included in such number of shares beneficially owned are shares subject to options currently exercisable or becoming exercisable within sixty days:Paul O. Koether (165,000 shares); Natalie
         I. Koether (275,000 shares); Mark W. Jaindl (77,000 shares); Alfredo Mena (16,500 shares); Voldemar Madis (120,000 shares); Qun Yi Zheng (71,500 shares); and all directors and officers as a group (787,150 shares).

(2) Includes 517,550 shares beneficially owned by his wife, including 110,000 shares owned by Emerald Partners of which she is the sole general partner; 275,000 shares which she has the right to acquire upon exercise of stock options; and 132,550 shares held in custodial accounts. Mr. Koether may also be deemed to be the beneficial owner of the 2,457,725 shares owned by Sun, of which Mr. Koether is a principal stockholder and Chairman, 126,500 shares held in discretionary accounts of certain of his brokerage customers and 14,190 shares held in Mr. Koether's IRA account. Mr. Koether disclaims beneficial ownership of all of the foregoing shares.

(3) Includes (1) 110,000 shares owned by Emerald Partners of which Mrs. Koether is the sole general partner; (2) 275,000 shares which she has the right to acquire upon exercise of stock options; (3) 132,550 shares held in custodial accounts; and (4) the shares beneficially owned by her husband, described above in footnote (2). Mrs. Koether may also be deemed to be the beneficial owner of the 2,457,725 shares owned by Sun, of which she is a principal stockholder and her husband is a principal stockholder and Chairman. Mrs. Koether disclaims beneficial ownership of all of the foregoing shares.

(4) Includes 15,092 shares held in Mr. Jaindl's IRA account and 4,400 shares held by a trust for the benefit of his son, for which Mr. Jaindl serves as a trustee.

(5) According to Schedule 13G filed on February 2, 2001 by Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under
         Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(6)      According  to  Schedule  13G  filed  on  February 14, 2001 by Donald G.
         Drapkin.

(7) Includes shares owned by Mark Jaindl, whose term as a director expires at this meeting.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act and the regulations and rules promulgated thereunder require that the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Principal Owners"), (i) file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the NASD and (ii) furnish copies of these filings to the Company.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and Principal Owners complied with all filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

     The table below sets forth for the fiscal years ended December 31, 2000, 1999 and 1998, the compensation of any person who, as of December 31, 2000, was an Executive Officer of the Company with annual compensation in excess of $100,000 ("Executive Officers").

                           Summary Compensation Table
                                                                     Long-Term
Name and                            Annual Compensation (1) (2)     Compensation
                                    ---------------------------     ------------
Principal Position        Year        Salary            Bonus        Options (3)
------------------        ----      ----------        ---------     ------------

Paul O. Koether           2000      $  161,652              -             -
Chairman                  1999         197,283              -             -
                          1998         215,000        $75,000             -

Natalie I. Koether        2000      $  270,374              -             -
President                 1999         247,981              -             -
                          1998         270,000        $75,000             -

Voldemar Madis            2000      $  160,937              -             -
Vice Chairman             1999         161,291              -             -
                          1998         163,461        $ 6,000             -

Qun Yi Zheng              2000      $  188,753        $ 6,923       100,000
Exec. Vice President      1999         182,080         20,000             -
                          1998         166,051         75,000        55,000

-----------------------------------------
(1)  The Company has no bonus plan.

(2) Certain Executive Officers received incidental personal benefits during the fiscal years covered by the table. The value of these incidental benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any of the Executive Officers. Such amounts are excluded from the table.

(3) Stock options restated to reflect a 10% stock dividend declared on November 17, 1998 to stockholders of record on January 7, 1999, distributed on January 15, 1999.
---------------------------------------------------

     The table below contains information concerning the fiscal year-end value of unexercised options held by the Executive Officers.

                                   Fiscal Year-End Options Values
                        -----------------------------------------------------
                                                      Value of Unexercised
                          Number of Unexercised           In-the-Money
                           Options at 12/31/00         Option at 12/31/00
   Name                 Exercisable/Unexercisable   Exercisable/Unexercisable
 --------               -------------------------  --------------------------

Paul O. Koether           165,000 /       -             $     - / $    -
Natalie I. Koether        275,000 /       -                   - /      -
Voldemar Madis            120,000 /       -                   - /      -
Qun Yi Zheng               71,500 / 193,500                   - /      -

Employment Agreements

     In April 1990 the Company entered into an employment agreement (the "Agreement") with Mr. Koether, the Company's Chairman, for an initial three-year term commencing on April 1, 1990 (the "Effective Date") at an annual salary of $185,000 ("Base Salary"), which may be increased but not decreased at the discretion of the Board of Directors. The term is to be automatically extended one day for each day elapsed after the Effective Date. In December 1992, the Board of Directors voted to increase the Chairman's Base Salary to $215,000 effective December 1, 1992.

     The Chairman may terminate his employment under the Agreement at any time for "good reason" (defined below) within 36 months after the date of a Change in Control (defined below) of the Company. Upon his termination, he shall be paid the greater of (i) the Base Salary and any bonuses payable under the Agreement through the expiration date of the Agreement or (ii) an amount equal to three times the average annual Base Salary and bonuses paid to him during the preceding five years.

     Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 30% or more of the Company's stock outstanding as of April 1, 1990, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding stock or (ii) individuals constituting the Board of Directors on April 1, 1990 ("Incumbent Board"), including any person subsequently elected to the Board whose election or nomination for election was approved by a vote of at least a majority of the Directors comprising the Incumbent Board, cease to constitute at least a majority of the Board. "Good reason" means a determination made solely by Mr. Koether, in good faith, that as a result of a Change in Control he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

     Mr. Koether may also terminate his employment if the Company fails to perform its obligations under the Agreement (including any material change in Mr. Koether's duties, responsibilities and powers or the removal of his office to a location more than five miles from its current location) which failure is not cured within specified time periods.

     In connection with the PWBI acquisition on January 3, 1995, Voldemar Madis entered into an employment agreement with PWBI for a term of four years at an annual salary of $150,000. The agreement may be terminated for cause, as defined in the contract. The agreement has been extended for an additional three year period.

     In February 1996, the Company entered into an employment agreement with Dr. Qun Yi Zheng, Executive Vice President of the Company for an initial one-year term. In July 1997, this agreement was amended (the "Amended Zheng Agreement"). The Amended Zheng Agreement is for a three-year term commencing on August 1, 1997 (the "Commencement Date"). The term is to be automatically extended one day for each day elapsed after the Commencement Date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Chairman of the Company is also the President of Sun Equities Corporation ("Sun"), the Company's principal stockholder. The Company reimburses Sun for the Company's proportionate share of the cost of group medical insurance and certain general and administrative expenses. Such reimbursements for the years ended December 31, 2000 and 1999 amounted to approximately $781,000 and $412,000, respectively. Sun received no remuneration or administrative fees for performing this service.

     Rosenman & Colin LLP ("R&C") performed legal work for the Company for which it billed the Company an aggregate of approximately $269,000 in 2000 and $135,000 in 1999. Natalie I. Koether, Esq., President of the Company and of PWBI and wife of the Chairman of the Company, is of Counsel to R&C.

     American Bank, located in Allentown, Pennsylvania, has issued certain loans to PWBI, totaling approximately $358,000 at December 31, 2000. Mark W. Jaindl, whose term as director of the Company expires at this meeting, is President of American Bank.

                             AUDIT COMMITTEE REPORT

     The Audit Committee consists of two directors, each of whom is independent as that term is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers' Marketplace Rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "Board Meetings and Committees." A copy of the Audit Committee Charter is attached hereto in Appendix A.

     The Audit Committee has received and discussed the Company's audited financial statements for fiscal 2000 with the management of the Company. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified and supplemented). The Company also has received the written disclosure and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (as modified and supplemented), and has discussed with Deloitte & Touche LLP its independence.

     Based on the review and discussions referred to above the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                            The Audit Committee
                                                 William Mahomes, Jr., Chairman
                                                                   Alfredo Mena


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP ("Deloitte") served as the Company's independent public accountants for the fiscal year ended December 31, 2000 and have been selected to serve as the Company's independent public accountants for the fiscal year ending December 31, 2001. It is not expected that a representative of Deloitte will be present at the Annual Meeting.

     The services to be provided by Deloitte in 2001 will include performing the audit of the 2001 financial statements and reviewing quarterly reports. Deloitte, a nationally known firm, has no direct or indirect interest in the Company.

Audit Fees

     The aggregate fees billed to the Company by Deloitte for professional services rendered for the audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in the Company's Form 10-QSB for 2000 were $66,500.

Financial Information System Design & Implementation Fees

     Deloitte did not render any services to the Company during 2000 related to financial information systems design and implementation. Therefore, the Company was not billed for any services of that type.

All Other Fees

     No other fees were billed by Deloitte.

                             STOCKHOLDERS' PROPOSALS

     Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the proxy statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than June 30, 2002. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION


     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 accompanies this Proxy Statement.

     Your cooperation in promptly marking, signing, dating and mailing the enclosed proxy card will be greatly appreciated.

                                          By Order of the Board of Directors


                                          /s/ Paul O. Koether
                                          -----------------------------------
                                          Paul O. Koether
                                          Chairman

Dated: September 24, 2001

                                                                APPENDIX A

                    PURE WORLD, INC. AUDIT COMMITTEE CHARTER
                    ----------------------------------------

                                  Introduction
                                  ------------

     This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Pure World, Inc. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

     The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ.

     The Committee shall maintain free and open communication with the independent auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee at Company expense may retain outside counsel, auditors or other advisors as the Committee may deem appropriate.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

                                Responsibilities
                                ----------------

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

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     a.  Recommending to the Board the  independent  auditors to be retained (or nominated for stockholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders.

     b. Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     c. Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity or independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     d. Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, pricing of securities held by the Company, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB and any Annual Report to Shareholders.

     e. Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     f. Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     g. Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Reports on Form 10-QSB prior to their filing, (2) earnings announcements prior to release (if practicable), and (3) the results of the review of any such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair, either in person or by telephone.)

     h. Discussing with management, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.


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     i.  Discussing  with  management  and/or Company  counsel any legal matters
(including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     j. Reviewing management "conflict of interest" transactions.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.

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